Exhibit 99.1

GP-Act III Acquisition Corp. Announces the Pricing of $250 Million Initial Public Offering

May 8, 2024, New York, NY – GP-Act III Acquisition Corp. (the “Company” or “GP-Act III”), a blank check company, announced today the pricing of its initial public offering of 25,000,000 units at a price of $10.00 per unit. The units are expected to be listed on The Nasdaq Stock Market LLC (“Nasdaq”) and begin trading tomorrow, May 9, 2024, under the ticker symbol “GPATU.”

Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “GPAT” and “GPATW,” respectively.

GP-Act III is a tripartite partnership among GP Investments, IDS III LLC, and Boxcar Partners III, LLC, combining decades of experience in investing, building and managing multi-billion-dollar private and public companies across sectors and geographies. The Company is a Cayman Islands exempted company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry or geographic location (subject to certain limitations described in the Company’s prospectus), the Company intends to focus its search on high potential businesses based in the United States.

The Company’s management team is led by Fersen Lamas Lambranho (Co-Chairman of the Board of Directors), Steven Spinner (Co-Chairman of the Board of Directors), Antonio Bonchristiano (Chief Executive Officer) and Rodrigo Boscolo (Chief Financial Officer). The Company’s Board of Directors also includes Andrew Fleiss, Alexandre Ruberti and Sergio Pedreiro.

Cantor Fitzgerald & Co. is acting as sole book-running manager for the offering.

The Company has granted the underwriter a 45-day option to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on May 13, 2024, subject to customary closing conditions.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022, or by email at prospectus@cantor.com.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on May 8, 2024. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contacts

Rodrigo Boscolo

investors@gp-act3.com